Exhibit 99.2

Separation Agreement

This Separation Agreement (“Agreement”) is made by and between John Quigley, an individual (the “Employee”) and Ikanos Communications, Inc. (the “Company”), effective seven calendar days after the date this Agreement is signed by the Employee. The Employee must sign and return this Agreement within twenty-one (21) days of his termination to be eligible for the severance benefits described below.

Recital

The Company has terminated the employment relationship between the Employee and the Company. The Company desires to provide the Employee with severance pay but is willing to do so only if the Employee provides the Company with this Release so that the Company is assured that the severance pay satisfies the Employee’s expectations.

The Employee acknowledges that the Employee has received final paychecks which included payment of all wages due and all accrued, unused vacation and/or PTO. The Employee represents that he has been paid all amounts he was owed as salary, bonuses, commissions or other wages and has received reimbursement of all reimbursable business expenses.

Agreement

Based upon the information stated in the above Recital and the statements, promises and agreements contained below, the parties hereby agree as follows:

1.	The Company will provide the following severance package to the Employee:

a.	Within 10 days of the effective date of this Agreement, but not later than 60 days after the date the Employee has incurred a “separation from service” within the meaning of section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended, the Company will pay the Employee a lump sum payment in the gross amount of three hundred and fifty thousand dollars ($350,000). This payment will be subject to all legally required payroll withholdings.

b.	If the Employee elects to continue health insurance coverage under COBRA, and subject to compliance with the terms of the Company’s health plan and applicable law, then for the months of July through December of 2011 the Company will reimburse the Employee for that portion of the monthly COBRA premium paid by the Employee that is equal to the amount that was paid by the Company for such coverage prior to the termination of employment. The Employee will not be reimbursed for the portion of the premium which had been paid by the Employee prior to the termination of employment or for any administrative fees or increases in premiums. The Employee is solely responsible for filing any necessary paperwork for COBRA coverage and payment of all premiums. The Company will make these reimbursements within thirty (30) days of the date the Employee pays the monthly COBRA premium.

2.	The Employee releases and forever discharges the Company and each of its employees, officers, directors, shareholders, agents, predecessors and successors in interest, parents, subsidiaries, attorneys, and assigns (“Company-Affiliates”), from any and all claims, demands, obligations and/or liabilities which arise out of or relate to any action by the Company or the Company-Affiliates or omission to act by the Company or the Company-Affiliates occurring on or before the date this Agreement is signed by the Employee (the “Release”).

3.	There are certain claims which, under state or federal statutes or regulations, may not be released or may not be released except with the participation and approval of a state or federal agency. For example, claims for indemnification under the California Labor Code cannot be waived or released and claims related to Workers’ Compensation benefits may not be waived without the express approval of the agency that oversees administration of those laws. The Release is not intended to cover and does not extend to these claims or other claims that, by law, cannot be released in an agreement between an employer and an employee.

4.	To the extent permitted by law, the Release includes, but is not limited to, release of any and all claims arising out of the Employee’s employment with the Company or Company-Affiliates and the termination of that employment. This includes a release of any rights or claims the Employee may have under the Age Discrimination in Employment in Employment Act, 29 U.S.C. §§621, et seq., (as amended by the Older Workers’ Benefit Protection Act, 29 U.S.C. §626(f)) which prohibits age discrimination in employment, Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§2000, et seq., which prohibits discrimination in employment based on race, color, national origin, religion, or sex, the Equal Pay Act, which prohibits paying men and women unequal pay for equal work, the Americans with Disabilities Act (42 U.S.C. §§12101, et seq.), which prohibits discrimination against the disabled, the Employee Retirement Income Security Act (“ERISA”), 29 U.S.C. §§1001, et seq., the Family Medical Leave Act (29 USC §2601, et seq) which provides job security to employees due to certain absences from work, the Fair Labor Standards Act, 29 U.S.C. §§201 et seq., (as amended), the California Fair Employment and Housing Act (“FEHA”), Government Code §§12940, et seq., the California Labor Code, the California Private Attorney General Act, or any other federal, state or local laws or regulations relating to terms and conditions of employment. The Release also includes any claims for unpaid wages, wrongful discharge, breach of contract, fraud, misrepresentation, intentional and negligent infliction of emotional distress, harassment, and any claims that the Company or any Company-Affiliate has dealt with the Employee unfairly or in bad faith.

5.	To the maximum extent permitted by law, the Release extends to all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected. The Employee expressly waives the provisions of Section 1542 of the Civil Code which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

6.	The Release does not waive any rights or claims that the Employee might have arising after the date the Employee signs this Agreement.

7.	The Employee acknowledges that his employment with the Company ceased on or before the date this Agreement is signed by Employee.

8.	The Employee promises and states that the Employee has not given or sold any claim discussed in this Agreement to anyone and that the Employee has not filed a lawsuit, claim, or charge with any court or government agency asserting any claims that are released by the Release. Without limiting the generality of the foregoing, the Employee agrees that the Employee will not bring or participate in any class action or collective action against the Company which asserts, in whole or in part, any claim(s) which arose prior to the date this Agreement is signed by the Employee, whether or not such claims are covered by the Release.

9.	The Employee promises and states that he has returned to the Company all property belonging to the Company or authored by or concerning Company (other than the Employee’s personal copies of his payroll and benefits records), including, but not limited to, keys and passes, credit cards, computer hardware and software, papers, manuals, records, drawings, and documents.

10.	The Employee promises and agrees that he will not, except upon written authorization from the Company or as required by law, disclose any confidential or proprietary information belonging to or concerning Company, and/or Company-Affiliates, vendors, or customers, including, without limitation, financial data, business and marketing plans, budgets, personnel information, product designs and specifications, research and development plans and budgets, technical drawings and specifications, manufacturing methods, technical know-how or other trade secrets. The Employee acknowledges and reaffirms in its entirety the Ikanos Employee Confidential Information and Invention Assignment Agreement executed upon commencement of his employment, a copy of which is attached to this Agreement.

11.	The Employee promises to hold the provisions of this Agreement in strictest confidence. The Employee may disclose this Agreement, in confidence, to his immediate family, to his attorneys, accountants, auditors, tax preparers and financial advisors, and as may be necessary to enforce its terms or as otherwise required by law. Otherwise, the Employee agrees not to publicize or disclose its terms to anyone, in any manner. In particular (but without limitation), the Employee agrees not to discuss the terms of this Agreement with former or current employees, clients, suppliers, subcontractors or other business contacts of the Company.

12.

Employee agrees not to act in any manner that might damage the business of the Company. Employee agrees not to counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

13.	This Agreement recognizes the rights and responsibilities of the Equal Employment Opportunity Commission (“EEOC”) and the California Department of Fair Employment and Housing (“DFEH”) to enforce the statutes which come under their jurisdiction. This Agreement is not intended to prevent Employee from initiating or participating in any investigation or proceeding conducted by the EEOC or the DFEH; provided, however, that nothing in this section limits or affects the finality or the scope of the Release. The Employee has waived and released any claim the Employee may have for damages based on any alleged discrimination and may not recover damages in any proceeding conducted by the EEOC or the DFEH.

14.	Employee agrees to refrain from any defamation, libel or slander of the Company or Company-affiliates or tortious interference with the contracts and relationships of the Company. The Company agrees that it will refrain from, and it will instruct its officers and directors to refrain from, any defamation, libel or slander of the Employee or tortious interference with the contracts and relationships of the Employee.

15.	This Agreement is to be governed by California law.

16.	Payments and benefits provided under this Agreement are taxable under the laws of the United States and the State of California and will be subject to all required withholdings and court ordered wage assignments and/or garnishments.

17.	If any portion of this Agreement is found to be unenforceable, then both the Employee and the Company desire that all other portions that can be separated from it or appropriately limited in scope shall remain fully valid and enforceable.

18.	Except as prohibited by law, any legal dispute between the Employee the Company (or between the Employee and any Company-Affiliates, each of whom is hereby designated a third party beneficiary of this agreement regarding arbitration) arising out of the Employee’s employment or termination of employment or this Agreement (a “Dispute”) will be resolved through binding arbitration in Alameda County, California under the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 et seq., and pursuant to California law. Nothing in this arbitration provision is intended to prevent the Employee from filing charges with state or federal agencies. THE PARTIES UNDERSTAND THAT BY AGREEING TO ARBITRATE DISPUTES THEY ARE WAIVING ANY RIGHT THEY MIGHT OTHERWISE HAVE TO A JURY TRIAL. This arbitration provision is not intended to modify or limit substantive rights or the remedies available to the parties, including the right to seek interim relief, such as injunction or attachment, through judicial process, which shall not be deemed a waiver of the right to demand and obtain arbitration.

19.

This Agreement is intended by the parties to be their final agreement. The statements, promises and agreements in this Agreement may not be contradicted by any prior understandings, agreements, promises or statements. The Employee states and promises that in signing this Agreement he has not relied on any statements or promises made by the Company, other than the promises contained in this Agreement. Any changes to this Agreement must be in writing and signed by both parties.

20.	If the Employee breaks any of the promises or agreements made in this Agreement, or if any of the representations or statements made by the Employee in this Agreement are discovered to be untrue, the Company may stop providing the severance benefits described in Paragraph 1 and the Employee will return to the company all severance payments which have been made up to that date. All of the other terms of this Agreement will remain in full force and effect.

21.	If either party files any arbitration, lawsuit, claim, or charge based on, or in any way related to, the Employee’s employment with the Company, any claim that the Employee has released in the Release or the promises and agreements contained in this Agreement, the party that wins the lawsuit or arbitration or prevails on the claim or charge will be entitled to recover from the other party all costs it incurs in connection with the dispute, including reasonable attorneys’ fees.

22.	Paragraphs 20 and 21 shall not apply if the Employee asserts a claim under the Age Discrimination in Employment in Employment Act, 29 U.S.C. §§621, et seq., (as amended by the Older Workers’ Benefit Protection Act, 29 U.S.C. §626(f)), even though such claim is barred by the Release given by the Employee in this Agreement. This Paragraph does not limit the completeness or finality of Release. It only limits the Company’s remedies in the event that the employee asserts certain claims barred by the Release.

23.	In signing this Agreement, the Employee intends to bind himself and his heirs, administrators, executors, personal representatives and assigns.

24.	The Employee is advised to consult with an attorney before signing this Agreement. The Employee understands that the choice of whether or not to sign this Agreement is the Employee’s decision. The Employee acknowledges that the Employee has been given at least 21 days to consider this Agreement before signing it.

25.	The Employee may revoke this Agreement within seven (7) days of signing it. Revocation can be made by sending a written notice of revocation to the Company. For such revocation to be effective, notice must be received no later than 5:00 p.m. on the seventh calendar day after the Employee signs this Agreement. If the Employee revokes this Agreement, it shall not become effective or enforceable and the Employee will not receive the severance package described in this Agreement.

In order to bind the parties to this Agreement, the parties, or their duly authorized representatives have signed their names below.

Ikanos Communications, Inc.		John Quigley

By	/s/ George Pavlov	/s/ John Quigley

June 14, 2011
Date Signed By Employee